Exhibit 99.1
NXSTAGE® REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
Highlights:
•	Total Revenue Increases 20% to $40.4 million

•	Home Revenue Increases 33% to $19.0 million

•	Gross Margin Improves to 29%, Up 100 bps Sequentially

•	Positive Developments in Home Drive Strong Sequential Performance
LAWRENCE, Mass., May 5, 2010 — NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported financial results for the first quarter of 2010 ended March 31, 2010, with total revenue above the top end of its guidance range.
Net revenue for first quarter of 2010 increased to $40.4 million compared with revenue of $33.7 million for the first quarter of 2009, representing a 20% increase. The increase was driven by strong performance of the Company’s Home and Critical Care markets, which experienced growth of 33 percent and 36 percent, respectively, when compared with the first quarter of 2009.
Home revenue grew to $19.0 million for the first quarter of 2010 compared with revenues of $14.4 million for the first quarter of 2009. Critical Care revenue grew to $6.1 million for the first quarter of 2010 compared with revenues of $4.5 million for the first quarter of 2009. Revenue in the In-Center market, from the Company’s Medisystems business, increased to $15.3 million for the first quarter of 2010 compared with revenues of $14.9 million for the first quarter of 2009.
“The Home market showed strong sequential growth over the fourth quarter of 2009, as a result of systematic execution against our strategic initiatives to further develop the home hemodialysis market with the System One™,” stated Jeffrey H. Burbank, Chief Executive Officer of NxStage Medical, Inc. “As the only company with a home hemodialysis product cleared for home use by the FDA, and over 3 million treatments, we feel good about our outlook for 2010 and see significant opportunity to continue to grow our top line and improve our bottom line with a lower risk profile than in the past.”
NxStage reported a net loss of $9.0 million or ($0.19) per share for the first quarter of 2010 compared with a net loss of $12.2 million or ($0.26) per share for the first quarter of 2009.
For the first quarter of 2010, the Company had an Adjusted EBITDA loss of $1.3 million, compared with an Adjusted EBITDA loss of $5.7 million in the first quarter of 2009.
“We remain focused on achieving our goal of breakeven Adjusted EBITDA in the second quarter of 2010, and believe we are on track to meet or exceed our goal of breakeven cash flow 2 to 3 quarters following this milestone,” stated Robert S. Brown, Chief Financial Officer of NxStage Medical, Inc.

Guidance:
For the second quarter of 2010, the Company is forecasting revenues to be between $40 and $42 million, a net loss in the range of $8.0 to $9.0 million or ($0.17) to ($0.19) per share, and an Adjusted EBITDA loss in the range of $0.0 to $1.0 million.
This release contains a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measure to its most comparable GAAP financial measure is in the exhibits to this press release.
Conference Call:
NxStage will also host a conference call today, May 5, 2010 at 9:00 a.m. Eastern Time to discuss its first quarter financial results. To listen to the conference call, please dial 866-788-0540 (domestic) or 857-350-1678 (international). The passcode is 32266659. The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
A replay of the conference call will be available 2 hours after the start of the call through May 19, 2010. To access the replay dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 55973465. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company’s products, anticipated operating results, including revenues, loss, gross margin and Adjusted EBITDA numbers, expectations regarding achievement of improved and breakeven cash flow, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our major customers, including DaVita Inc., and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended December 31, 2009.

In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com
Non-GAAP Financial Measure
The Company discloses a non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, and other non-cash and non-recurring expenses) to understand operational cash usage. The Company believes this non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. This non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. This non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenues	$40,408	$33,735
Cost of revenues	28,595	26,680

Gross profit	11,813	7,055

Operating expenses:
Selling and marketing	8,017	7,231
Research and development	3,035	2,402
Distribution	3,411	3,684
General and administrative	4,938	4,955

Total operating expenses	19,401	18,272

Loss from operations	(7,588)	(11,217)

Other expense:
Interest income	—	11
Interest expense	(1,108)	(1,035)
Other income (expense), net	(117)	93

	(1,225)	(931)

Net loss before income taxes	(8,813)	(12,148)

Provision for income taxes	186	80

Net loss	$(8,999)	$(12,228)

Net loss per share, basic and diluted	$(0.19)	$(0.26)

Weighted-average shares outstanding, basic and diluted	46,971	46,550

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$19,086	$21,720
Accounts receivable, net	15,009	14,238
Inventory	30,218	28,117
Prepaid expenses and other current assets	2,123	1,227

Total current assets	66,436	65,302

Property and equipment, net	9,496	10,336
Field equipment, net	20,653	21,726
Deferred cost of revenues	29,133	27,799
Intangible assets, net	27,509	28,208
Goodwill	42,698	42,698
Other assets	535	909

Total assets	$196,460	$196,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,562	$19,827
Accrued expenses	10,694	9,377
Current portion of long-term debt	58	61

Total current liabilities	31,314	29,265

Deferred revenue	41,555	38,490
Long-term debt	38,470	37,854
Other long-term liabilities	1,888	1,923

Total liabilities	113,227	107,532

Commitments and contingencies
Stockholders’ equity:

Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2010 and December 31, 2009	—	—

Common stock: par value $0.001, 100,000,000 shares authorized; 48,437,666 shares issued as of March 31, 2010 and 46,795,859 shares issued and outstanding as of December 31, 2009	48	47
Additional paid-in capital	370,082	365,548
Accumulated deficit	(285,713)	(276,714)
Accumulated other comprehensive income	557	565
Treasury stock, at cost: 174,757 shares as of March 31, 2010	(1,741)	—

Total stockholders’ equity	83,233	89,446

Total liabilities and stockholders’ equity	$196,460	$196,978

NxStage Medical, Inc.
Cash Flows from Operating Activities
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(8,999)	$(12,228)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,464	5,119
Stock-based compensation	2,892	1,685
Other	477	434
Changes in operating assets and liabilities:
Accounts receivable	(766)	2,223
Inventory	(6,654)	(1,640)
Prepaid expenses and other assets	(556)	50
Accounts payable	940	(462)
Accrued expenses and other liabilities	2,521	398
Deferred revenue	3,065	669

Net cash used in operating activities	$(1,616)	$(3,752)

NxStage Medical Inc.
Revenues by Segment
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

System One segment
Home	$19,043	$14,354
Critical Care	6,059	4,468

Total System One segment	25,102	18,822
In-Center segment	15,306	14,913

Total	$40,408	$33,735

NxStage Medical Inc.
Non-GAAP Financial Measures
(amounts in millions)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

Net loss	$9.0	$12.2
Less: Depreciation, amortization, interest, and taxes	(6.9)	(6.1)
Less: Adjusting items*	(0.8)	(0.4)

Adjusted EBITDA loss	$1.3	$5.7

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-cash and non-recurring expenses

NxStage Medical Inc.
Non-GAAP Financial Guidance
(amounts in millions)
(unaudited)

	Three Months Ending
	June 30, 2010
	Low	High
	Estimate	Estimate

Net loss	$8.0	$9.0
Less: Depreciation amortization, interest, and taxes	(7.0)	(7.0)
Less: Adjusting items*	(1.0)	(1.0)

Adjusted EBITDA loss	$—	$1.0

*	Adjusting items include stock-based compensation, deferred revenue recognized and other non-cash and non-recurring expenses